EXHIBIT 99.1

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EDITED TRANSCRIPT
WOR - Q4 2013 Worthington Industries Earnings Conference Call
EVENT DATE/TIME: JUNE 27, 2013 / 05:30PM GMT OVERVIEW: WOR reported FY13 EPS (excluding restructuring and impairment charges) of $2.08 and 4Q13 EPS of $0.46.

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JUNE 27, 2013 / 05:30PM GMT, WOR - Q4 2013 Worthington Industries Earnings Conference Call

CORPORATE PARTICIPANTS

 Cathy Lyttle Worthington Industries - VP Corporate Communications, IR

 John McConnell Worthington Industries - Chairman, CEO

 Andy Rose Worthington Industries - VP, CFO

 Mark Russell Worthington Industries - President, COO

CONFERENCE CALL PARTICIPANTS

 Luke Folta Jefferies & Company - Analyst

 Sal Tharani Goldman Sachs - Analyst

 Aldo Mazzaferro Macquarie Research - Analyst

 Michelle Applebaum Steel Market Intelligence - Analyst

 Chris Haberlin Davenport - Analyst

 Mark Parr KeyBanc Capital Markets - Analyst

 John Tumazos John Tumazos Very Independent Research - Analyst

 PRESENTATION

Operator

 Good afternoon and welcome to the Worthington Industries fourth quarter 2013 earnings call. During today's conference all participants will be in a listen-only mode until the question and answer session of the call. (Operator Instructions).

As a reminder this conference is being recorded at the request of Worthington Industries. If anyone objects, you may disconnect at this time.

I would like to introduce the host, Ms. Cathy Lyttle, Vice President of Corporate Communications and Investor Relations. Ms. Lyttle, you may begin.

 Cathy Lyttle - Worthington Industries - VP Corporate Communications, IR

 Thank you, Shannon. Good afternoon and welcome to our fourth quarter and year-end earnings call. Certain statements made on this call are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risk and uncertainties and could cause actual results to differ from those suggested. Please refer to our fourth quarter earnings release issued this morning for more details on those factors that could cause actual results to differ materially.

For anyone interested in listening to this call again, a replay will be made available on our Company website, worthingtonindustries.com.

On the call today are John McConnell, Chairman and Chief Executive Officer, Mark Russell, President and Chief Operating Officer, and Andy Rose, Vice President and Chief Financial Officer. Let's begin with John.

 John McConnell - Worthington Industries - Chairman, CEO

 Well, Cathy, thank you and good afternoon everyone. We appreciate your joining us. This morning we announced a good, not our best, but a good fourth quarter which tops off a great year for our shareholders; a year in which we delivered in excess of 100% increase in share value. A year in which we delivered an increased dividend to our shareholders in a tax effective manner, and a year in which we continue to make progress on our primary objective of increasing operating margins while decreasing the volatility of our earnings.

I am very proud of everyone here at Worthington for their hard work, their focus and for clearly moving our Company forward to the benefit of our shareholders.

I will turn the call over now to Andy and Mark for more detail on the quarter and the year.

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JUNE 27, 2013 / 05:30PM GMT, WOR - Q4 2013 Worthington Industries Earnings Conference Call

 Andy Rose - Worthington Industries - VP, CFO

 Thank you, John, and good afternoon. The Company's performance in the fourth quarter of fiscal 2013 was solid.

The decline from the prior year, due to volume declines in steel and Engineered Cabs, offset by healthy earnings growth in Cylinders and at the joint ventures. The prior year also included a $2.1 million gain on the sale of a steel processing facility in Vonore, Tennessee.

Quarterly earnings per share of $0.46 were down $0.29 from the prior year, but were negatively impacted by several restructuring and impairment charges totaling $0.14 a share. Inventory holding losses also hurt earnings by $0.02 a share during the quarter as steel prices fell compared to the prior year when rising prices led to FIFO gains of $0.03 per share.

Restructuring charges totaling $0.14 can be found in three places on our income statement. First, in the restructuring line, we recorded a $5 million impairment charge on our Indian cylinder operation. And the remaining $2 million was primarily severance related to the recently-announced consolidation of our Medina hand torch facility.

Second, 40% of the Indian impairment charge, or $2 million, is attributable to our minority partner and is eliminated in the noncontrolling interest line. So the net impairment on India to Worthington was approximately $3 million.

Finally, additional restructuring charges of $5.8 million are contained in the equity and net income line, the majority of which are related to the write-off of our China construction JV.

Volume growth was mixed in the fourth quarter. Cylinder volumes overall were down 2.7% year over year, but this metric does not tell you much about the underlying strength of some of the higher-growth segments such as alternative fuels and energy, which tanks tend to be lower in volume but higher-priced.

Steel Processing direct volumes were down 6% while Toll volumes declined 18%. Steel volume declines were concentrated in our coatings business, primarily Spartan, where our partner has moved business to their in-house galvanizing facility. This decline has reversed recently and Spartan remains solidly profitable.

The Engineered Cabs business continues to be soft, primarily at its largest customer. The business generated $3.8 million of EBITDA during the quarter before corporate allocations and $25 million for the fiscal year, a 22% decline from when we purchased the business in December 2011.

Equity income from our joint ventures during the quarter was down $1.2 million, but up $4.6 million or 21% after excluding the previously mentioned $5.8 million in restructuring charges. Improved performance at WAVE, ClarkDietrich, TWB, and ArtiFlex were offset by modest declines at WSP and Serviacero. We received dividends of $30 million during the quarter, including our first $10 million earnings distribution from ClarkDietrich.

Free cash flow for the quarter was $67 million after a modest decrease in working capital and $10.2 million in capital projects. We distributed no dividends during the quarter as the March dividend payment was made back in December 2012 to shareholders. But we did repurchase 925,000 shares during the quarter at an average price of $32.88.

The Board of Directors yesterday declared a dividend of $0.15 per share, a $0.02 per share increase over the previous amount payable in September 2013.

Our business has been performing well and generating an increasing amount of free cash flow, and we are pleased to raise our payout by 15% to our shareholders. We continue to believe that maintaining a competitive dividend is an important component of shareholder returns and will continue to evaluate further moves as our business grows.

Debt increased by $83 million during the quarter primarily related to the acquisition of Palmer Tank in April for $113 million. Our balance sheet remains strong. At quarter end we had total funded debt of $521 million and $405 million available under our revolving credit facilities. Debt has declined an additional $40 million just in the month of June. The integration and financial performance of Palmer Tank, our second acquisition in the oil and gas energy production space, are going well. We are already investing in new production capacity to meet current market demands.

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JUNE 27, 2013 / 05:30PM GMT, WOR - Q4 2013 Worthington Industries Earnings Conference Call

Looking back, we have acquired 12 companies in the past four years for just over $585 million. At current run rates these businesses will contribute over $140 million of EBITDA in the coming year while furthering our objective of raising our margins, free cash flow and return on capital. Several of these companies are in fast-growing markets such as alternative fuels and energy production and storage.

Excluding the restructuring and impairment charges, fiscal 2013 earnings per share of $2.08 was the highest in the Company's history. Our 12-month trailing EBITDA at the end of the fiscal year was almost $300 million.

Fiscal 2013 saw our stock price appreciate 112%. In addition we distributed $44 million in dividends and repurchased shares totaling $30 million. In fiscal 2013, the shareholders of Worthington Industries had a very good year.

Our multi-pronged growth strategy continues to drive base business improvement via the centers of excellence. Particularly in Cylinders and Engineered Cabs, we are in the early stages. Acquisitions of new products and entry into new markets, and accelerated organic growth from product development and innovation.

We are proud of everything our employees, accomplished in 2013 and even more excited about the momentum we carry into 2014.

I will now pass the call to Mark Russell, who will discuss operations.

 Mark Russell - Worthington Industries - President, COO

 Thanks, Andy. We had a solid quarter from an operations perspective. The WAVE joint venture with Armstrong continues their strength with yet another record year, not just for profits, but in all aspects of operations including safety. Their locations are not only the safest and most productive within Worthington, they are among the safest and most productive in the world.

WAVE remains very well-positioned as the North American commercial construction market continues to recover. Our ClarkDietrich JV with Marubeni-Itochu continues to strengthen, and like WAVE is well-positioned to capitalize on the commercial construction market's recovery and growth.

TWB had another strong quarter. It continues to thrive in the steady automotive market.

Customer demand at Engineered Cabs remains soft, though we saw some evidence of significant reductions in the excess downstream inventory levels, which clearly accentuated the correction in some end markets. However, we saw no real increases in demand and the mining equipment market in particular remains soft.

As in our steel business during the 2009 and 2010 downturn, we are taking advantage of these market conditions to increase the pace and focus of our transformation work. We recently kicked off the diagnostic stage of our process at the third Cabs facility, which is the flagship operation in South Dakota. We see strong engagement and potential improvement on multiple fronts which match or exceed those we saw at this stage in Steel or Cylinders.

The previously announced retirement of Bob Kluver and the appointment of John Lamprinakos as the new president of this business will be effective July 1. For most of the last decade, John has led our extraordinarily successful WAVE joint venture with Armstrong. So we look forward to the results of his leadership as he takes the reins at Engineered Cabs next week.

Overall we are still confident in our long-term prospects for the Cab business.

Volume and demand in steel match the quarterly market data published by the MSCI, with the notable exception of coated products. The main driver of the shortfall here was tolling volume at our Spartan JV with Severstal, which is still negatively affected by our partner's balancing of production between Spartan and their new Dearborn galvanizing operation.

But by the end of the quarter, Spartan's volume had begun to recover as Severstal's new line is now full. So we expect Spartan's volume to continue to improve going forward. Otherwise, demand in automotive and other key steel markets was steady, with residential construction showing surprising strength. Of course, our exposure there is limited.

We announced during the quarter our intention to invest capital to increase our cold rolling and annealing capacity and productivity. Specialty strip is Steel's highest value added product, and we intend to maintain world-class capability to meet or exceed customer needs going forward.

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JUNE 27, 2013 / 05:30PM GMT, WOR - Q4 2013 Worthington Industries Earnings Conference Call

Our transformation approach combined with the strong performance of our recently acquired entities continues to yield impressive results in Cylinders. Restructuring charges Andy outlined include the consolidation of all BernzOmatic production into one location, which will further decrease cost and increase productivity going forward.

Alternative fuels revenue surpassed $77 million in fiscal 2013, up 27% year on year. We are very focused on accelerating this organic growth curve by adding liquid cryogenics to our product offering. We introduced industrial gas customers to our first ever cryogenic cylinder prototyped during the quarter. Regular production will begin in a few months, and similar natural gas cryogenic products are currently in our development pipeline.

Our sales growth in energy production tanks and separators continues to be nearly off the chart, starting of course from a very low base prior to the acquisitions of Westerman and Palmer. The integration of these companies continues to go very well, particularly on the commercial front. Plugging these businesses into our commercial sales organization has yielded immediate order increases.

Energy and alternative fuels continue to be among our best growth ideas going forward. Together, alternative fuels and energy will represent more than one-quarter of total revenue and an even greater proportion of Cylinder's earnings in fiscal 2014. So you will hear more from us in future quarters about our expansion in these markets, where the shale gas revolution is driving impressive and sustainable growth.

John, back to you.

 John McConnell - Worthington Industries - Chairman, CEO

 Thank you, Mark. Andy, thank you. We began fiscal 2014 with optimism and excitement -- optimism in the continued strengthening of the broader economy and in particular the early stage strengthening of single-family and commercial construction markets. I am excited about the future organic growth in all of our businesses and our acquisition pipeline.

What I am most excited about is our strong balance sheet provides us the ability to fund our growth and our future. We are very well-positioned to make additional acquisitions, raise our dividend, invest in businesses and buy back outstanding shares, the mix of which we'll determine by the circumstances at any given point in time.

At this point we would be happy to try to answer your questions.

 QUESTION AND ANSWER

Operator

 (Operator Instructions). Luke Folta, Jefferies LLC.

 Luke Folta - Jefferies & Company - Analyst

 Good afternoon, guys, wanted to ask a question about CNG. I mean you and your competitors have some really bullish things to say about what is going on with market conditions. I remember when you acquired some of these businesses, them being interesting growth opportunities, but maybe not the most profitable of Cylinder businesses that you owned.

There has been some consolidation in this space. Has that changed at all, and when you think about margins and profitability for those tanks?

 Andy Rose - Worthington Industries - VP, CFO

 I don't think -- we have bought three businesses in this space. We bought a company in California, SCI, back in 2010. We bought a company in Poland, Stako, and then we bought a business in India.

The only one that wasn't profitable when we bought it was in India. And that continues to be a challenging market, which is why we had an impairment charge there. The other two businesses have and continue to be profitable.

And in particular, the business that we bought in California has been very profitable. And while I recognize that that is a competitive market, I think we continue to expect that to be a good place to do business from a margin standpoint.

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JUNE 27, 2013 / 05:30PM GMT, WOR - Q4 2013 Worthington Industries Earnings Conference Call

 Mark Russell - Worthington Industries - President, COO

 I would add those are some of our best margins. And that correlates, Luke, with the fact that shale gas is driving that in North America and that is not yet global. If you correlate with that, SCI is doing very well.

 Luke Folta - Jefferies & Company - Analyst

 Okay. All right, you talked about what's -- can you just -- I have been pretty excited thinking about the opportunity of you getting involved with the cryogenic cylinders, and you just noted that you, I guess, sent some prototype tanks out to your customers. Is there anything more you can tell us about what the feedback has been and what your level of confidence is that this becomes a commercial product line for you?

 John McConnell - Worthington Industries - Chairman, CEO

 We are highly confident it is going to be a commercial product line. That is why we are entering it. It was one of the only holes in the cylinder lineup that we felt was important to close.

We have looked at a number of opportunities to get into this market and at the moment the best way to do it is to develop our own. So, yes, we are committed to developing a full line of cryogenic tanks and just do a methodical march until we have got them across the board.

 Luke Folta - Jefferies & Company - Analyst

 Okay. And on the investment you are making in Steel processing is that -- the cold rolling and annealing, is that basically more capacity similar to what you have? Are you moving into the more like the ultra-high-strength steel type of annealing? Like something like in the US Steel deal with [Colby], like the next generation technology?

 Mark Russell - Worthington Industries - President, COO

 We are looking at that Luke, but the investments that we are referring to and the ones we talked about in the announcement are in the -- showed up in the press are -- these are enhancements to our existing facilities. We are not going to build any new facilities.

And they are focused on increasing our cold rolling and annealing capacity. We are looking at possibilities in ultra-high-strength and advanced high-strength. But these are -- the ones we are talking about are for cold-rolled strip.

 Luke Folta - Jefferies & Company - Analyst

 Okay. And just last one, if I could. Engineered Cabs, can you give us some sense of what the impact was from production issues with your customer in the quarter? I guess what I am trying to get at is what is the base level of business at the current demand level and how much of it was just a one quarter phenomenon?

 Andy Rose - Worthington Industries - VP, CFO

 When you say at the base level, you mean like what is the revenue run rate?

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JUNE 27, 2013 / 05:30PM GMT, WOR - Q4 2013 Worthington Industries Earnings Conference Call

 Luke Folta - Jefferies & Company - Analyst

 Yes.

 Andy Rose - Worthington Industries - VP, CFO

 I think where we are right now is sort of a comfortable run rate. I don't sense and I don't think our guys sense that there is a big decline ahead of us. The question at this point is -- is there a recovery in the market.

 Luke Folta - Jefferies & Company - Analyst

 I thought I read something about a production issue with a customer this quarter in your press release.

 Andy Rose - Worthington Industries - VP, CFO

 No.

 Luke Folta - Jefferies & Company - Analyst

 Okay, I must have misread that. All right, well, thanks a lot for the color and good luck.

Operator

 Sal Tharani, Goldman Sachs.

 Sal Tharani - Goldman Sachs - Analyst

 I was wondering, how far are you in your [ore] restructuring? How many -- how much is it going to take, because you have been taking the restructuring charges for the last couple of years?

 Andy Rose - Worthington Industries - VP, CFO

 Yes. Well, the restructuring that we are doing now is very specific to mostly plants. Some of the restructuring that we did four-ish years ago was related to transformation. But now what is happening is these are businesses that we have invested in. At least this quarter two businesses that weren't performing in meeting expectations, not so much restructuring related to transformation.

The BernzOmatic restructuring charge is really an acquisition that we made. It had two facilities. And because we had a complementary facility, it made sense to consolidate to become more efficient and more productive.

So I -- it is hard to predict when these things are going to appear, but it's not -- there's not any major restructuring on the horizon that we are aware of. It doesn't mean something might come up, but at least right now I would not expect more quarters like this one with respect to restructuring.

 Sal Tharani - Goldman Sachs - Analyst

 Okay, also I thought I read somewhere that you are increasing the capacity of your strip mills, strip products. Is that correct?

 Mark Russell - Worthington Industries - President, COO

 That's correct. We are doing that.

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JUNE 27, 2013 / 05:30PM GMT, WOR - Q4 2013 Worthington Industries Earnings Conference Call

 Sal Tharani - Goldman Sachs - Analyst

 Okay. What -- how much are you increasing it by?

 John McConnell - Worthington Industries - Chairman, CEO

 How much are we increasing it by?

 Mark Russell - Worthington Industries - President, COO

 That will depend on the final decisions on the equipment, but we are looking at an increase in the range of 15% to 25%.

 Sal Tharani - Goldman Sachs - Analyst

 Okay. And this is -- you already had an increase when you bought, I believe, the Gibraltar products, Gibraltar business.

 Mark Russell - Worthington Industries - President, COO

 Correct. That basically doubled our capacity and now we are full again. So we need to increase it.

 Sal Tharani - Goldman Sachs - Analyst

 Okay. Now you do a lot of tolling business for the auto industry. I'm just wondering, there has been some talk that over the next few years there will be quite a bit of aluminum in the auto bodies going to get involved. And I was wondering if you have started to think about it or talk to any of the suppliers or buyers, if you will be able to provide that service also in terms of cutting aluminum for tolling.

 Mark Russell - Worthington Industries - President, COO

 Absolutely. We actually already are processing small amounts of aluminum. And as that transition happens, we will just simply pivot to processing aluminum.

 Sal Tharani - Goldman Sachs - Analyst

 And would you be also -- do you also do service center for aluminum products, or mostly -- I mean I am not talking about the tolling in terms of your typical service center, do you do aluminum flat-rolled also or just steel at the moment?

 Mark Russell - Worthington Industries - President, COO

 Well like I said we do do some aluminum tolling business. It is very small, but we do some now and we are prepared to increase that as customer needs require.

 Sal Tharani - Goldman Sachs - Analyst

 Okay, but not sort of stocking aluminum flat-rolled products?

 Mark Russell - Worthington Industries - President, COO

 No. No, we don't. We are not an aluminum stock-ist by any means. No. We will be -- but we are prepared to process.

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JUNE 27, 2013 / 05:30PM GMT, WOR - Q4 2013 Worthington Industries Earnings Conference Call

 Sal Tharani - Goldman Sachs - Analyst

 Okay. Great. Thank you very much.

Operator

 Aldo Mazzaferro, Macquarie.

 Aldo Mazzaferro - Macquarie Research - Analyst

 Good afternoon. I was wondering if you could discuss a little bit your decision to buy back shares in the quarter. How does that compare with opportunities you see on the acquisition front? Does it imply anything about your opportunities as you see them going forward?

 Andy Rose - Worthington Industries - VP, CFO

 Not really. I would say a couple things on that front. One is one of the benefits of performing at higher level is you generate a lot more free cash flow. And so we have been able -- for example, we bought Palmer and we have probably paid off half of the acquisition already since the middle of April, just through cash flow generation.

So, and as John mentioned, we have a very strong balance sheet. We have probably less than $500 million worth of debt today and a trailing EBITDA of $300 million. So we are comfortable with our leverage level.

The other thing that has been a little bit of headwind for us over the past year is, as our stock price has appreciated, we have had a number of option exercises. So our share count has actually gone up 2.5 million shares, maybe even a little more over the past year. So we try and -- we'd like to try and offset some of that increase in share count as well.

I think also, not to try and get to sales-y, but I think with the number of initiatives that we have and the strategy that we are deploying and the confidence that we have in our ability to create value going forward, you might say, hey, the stock was up 100%. What the heck are you doing buying stock? But we think we are still a long way from the earnings potential of the business. So it's somewhat of a sign of confidence as well.

 Aldo Mazzaferro - Macquarie Research - Analyst

 All right. That sounds good, thanks. In terms of your -- another follow-up I had was -- the cash distributions you got this quarter, I thought you said it was about $30 million.

  Andy Rose - Worthington Industries - VP, CFO

 It was.

 Aldo Mazzaferro - Macquarie Research - Analyst

 And $20 million came from ClarkDietrich. Is that a one-time payment or is ClarkDietrich going to try to maintain that kind of a payout for you?

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JUNE 27, 2013 / 05:30PM GMT, WOR - Q4 2013 Worthington Industries Earnings Conference Call

 Andy Rose - Worthington Industries - VP, CFO

 No. Clark paid us $10 million. So they actually did a $40 million distribution. We own 25%. But that business, obviously three years ago that was -- that's what we talked about on every earnings call was how poorly performing Dietrich was. And we put that together with their largest competitor, Clark, and they have done of great job of turning that business around.

And so they are generating a lot of cash flow over there and so they are going to distribute earnings. So it has been a good success story for us.

And that, as our joint ventures continued to perform, the only JVs that have debt on them are WAVE, as you know, which continues to pay strong dividends. I think in this quarter $15 million or $17 million was the WAVE dividend. And ArtiFlex has a modest amount of debt, but all of the other JVs, as they generate cash, they are going to build cash. And ultimately we would expect to receive dividends.

 Aldo Mazzaferro - Macquarie Research - Analyst

 So do you expect the cash to exceed the accrued equity income?

 Andy Rose - Worthington Industries - VP, CFO

 For ClarkDietrich specifically?

 Aldo Mazzaferro - Macquarie Research - Analyst

 No, I mean overall, if you just look at your portfolio.

 Andy Rose - Worthington Industries - VP, CFO

 Well, the only way that would happen is if we leverage the companies. We have done that a little bit with WAVE. We don't have any specific plans to do that with other joint ventures. It is a possibility, though.

 Aldo Mazzaferro - Macquarie Research - Analyst

 All right. Thank you.

 Andy Rose - Worthington Industries - VP, CFO

 Yes. I mean, I think the way to think about it is we expect to get 80% to 100% of the equity income in the form of dividends every year. The only way it would go above that is if we were to leverage the JVs.

 Aldo Mazzaferro - Macquarie Research - Analyst

 Okay. Thanks very much.

Operator

 Michelle Applebaum, Steel Market Intel.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 I want to ask Mark to comment on the recent steel price increases, the third one that came out yesterday. And I would like an answer on the specific question of how sustainable is that and are we inviting imports in? And I would like a non-diplomatic answer. Mark, you are such a diplomat.

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JUNE 27, 2013 / 05:30PM GMT, WOR - Q4 2013 Worthington Industries Earnings Conference Call

 Mark Russell - Worthington Industries - President, COO
 (laughter) No, we always tell you what we think. And the price increases are justified, I think, more on the supply side than the demand side. The demand is steady, but it is not strengthening mightily anywhere. But there is a reason for them to be raising the price.

And as you are watching scrap, you see scrap starting to strengthen also. So it is not just certain products. It seems to be moving across the board. But there isn't a whole lot of demand side drive for that at this point that I can see.

You obviously talk to a lot more people than we do and we would be interested in your opinion.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 That is the diplomat answer. I want your opinion. You can call me and pay me for my opinion later if you want.

 Mark Russell - Worthington Industries - President, COO

 (laughter) As far as this is sustainable, if they get out of hand, they know they will invite more imports. And you see some of the signs of imports starting to increase. So if they get greedy, the imports will come and discipline them. We have seen that before and it will happen again.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Okay. The second question is, can you help me out, please, on the Cabs because I don't understand. So there was a problem because Cat was adjusting production? And I am not a good machinery analyst, so I don't know this stuff really well.

And so it looks like you still had a pretty weak quarter, but I thought -- it is the same question I think that someone else was asking, but I still didn't understand it. And I apologize. I'm a better steel analyst than I am a machinery analyst.

 John McConnell - Worthington Industries - Chairman, CEO

 Well, I think the story in Cabs is that it did retract, but it is fairly stable at these levels at this point. And we are seeing some signs, as Mark said in his remarks, that the inventory throughout the chain is going down. So we think that is a good sign leading us back to shipping more cabs in the future. But it is going to take a little while. The end markets are still a little soft.

 Andy Rose - Worthington Industries - VP, CFO

 And the other thing, Michelle, that we are trying to convey mostly through my commentary is the underlying EBITDA of that business is down 20% from when we bought it. And that is the way we think about the performance of the business.

Now it's from an accounting standpoint, when you buy businesses, you write up a lot of assets and you create intangibles that you have to amortize which creates a lot of depreciation and amortization, which affects the operating income of the business. And we also put some of our corporate overhead. We are -- and it's one -- just because of the way we account for it, we spread that out across our consolidated businesses.

So you add those two things to the business and all of a sudden you have got a business that's losing a little bit of money on an EBIT basis. So while the business is not meeting our expectations, we do have a lot of work we need to do to make them a better business and it has experienced some headwinds, it is not a complete disaster like it might appear if you just look at that EBIT number that we show you.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Yes, but Andy, you have got to allocate the purchase price. It is return on investment. It is not what the business was doing before. I mean, I get that part, but if you over -- if you end up overpaying for a business and you are allocating too much DD&A and the overhead is appropriate, then obviously, yes, I think it is kind of apples and oranges. But -- so can you comment on transformation, then, coming in that business?

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JUNE 27, 2013 / 05:30PM GMT, WOR - Q4 2013 Worthington Industries Earnings Conference Call

 Mark Russell - Worthington Industries - President, COO

 I can certainly comment on that, Michelle. We still see as much opportunity, if not more, truly. There's a lot of opportunity in that business. And the downturn gives us a great platform to do transformation work. We've made some of our best progress in Steel during the darkest days.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Yes, cool, I like that.

 Mark Russell - Worthington Industries - President, COO

 And that is what is going on in there now. You've got new leadership in there. You have got our transformation and centers of excellence teams in there. There is as much upside there as there ever was in Steel.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Yes.

 Mark Russell - Worthington Industries - President, COO

 And that market will -- that market is going to come back and we -- for example, we are cutting costs as much as practically you can without reducing productive capacity. We are not going to reduce capacity, because we are going to need that. And this is going to be a good business for us going forward.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Awesome. Great. I love that. Thanks.

Operator

 Chris Haberlin, Davenport.

 Chris Haberlin - Davenport - Analyst

 Good afternoon. Can you just provide a little bit more color about the growth trajectory of the energy and alternative fuels subsegment of Pressure Cylinders? I think I heard you say it should be at least 25% of revenue, segment revenue next year.

 Andy Rose - Worthington Industries - VP, CFO

 That's correct. I guess the two data points I would point to that we have already said, one is in alternative fuels that revenue was up 27% last year from a base of $60 million to $77 million.

And then we have acquired two businesses in the past year, Westerman and Palmer. That the combined revenue of those two businesses is -- I think when we bought them they were both around $70 to $75 million. So when you add those two together, they are close to $250 million in revenue. And extrapolate from there in terms of the cylinder business and that is where you are going to be.

Those businesses we expect will be a quarter of Cylinders revenue and higher portion of their earnings just because they are higher margin businesses.

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JUNE 27, 2013 / 05:30PM GMT, WOR - Q4 2013 Worthington Industries Earnings Conference Call

 Chris Haberlin - Davenport - Analyst

 And then the margin profile for those businesses, I guess the Palmer slides implied an EBITDA margin of 30%. Is that consistent with the energy and alternative fuels? Or is that above? Or how should we think about margins in that subsegment?

 John McConnell - Worthington Industries - Chairman, CEO

 Palmer obviously was unique business, a little bit different than some of the others and I would say an outlier in terms of being on the high side. But the margins in both of those segments overall are the highest in the Cylinder business. And part of that is because they are rapidly growing markets.

 Mark Russell - Worthington Industries - President, COO

 Chris, to give you some idea about the potential for the upside, both Westerman and Palmer, when we acquired them, were only using about a third of their capacity. And we immediately plugged them into our commercial machine which has some of the best representation in the world for cylinders and tanks. And we saw immediate order increases. So we are very excited about those prospects going forward.

 Chris Haberlin - Davenport - Analyst

 And then just lastly on Steel Processing, I guess I had expected some bigger margin contraction in the quarter than what you all reported. Were there any mitigating factors? Was there a shift in product mix towards higher-margin products?

I know you mentioned that the strip capacity is running full right now. Can you talk about some of the drivers that helped margins in the quarter with steel prices falling so much?

 Mark Russell - Worthington Industries - President, COO

 What helps us there is the fact that automotive is very steady and that is our biggest demand for strip. And so that held very steady. And what we -- where you see the declines is in the coated products. Mostly it is Spartan and that is mostly tolling. So that -- all of those things help us to hold good margins even if the volume was a little bit soft.

 Chris Haberlin - Davenport - Analyst

 Okay. Thanks very much.

Operator

 Mark Parr, KeyBanc.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Thank you. Good afternoon. I was wondering if you could give a little more color as far as the earnings impact associated with the transformation, or I guess it is kind of a restructuring going on at Spartan. How that -- the volume has come down now. Now it seems to have stabilized. And was that a major earnings contributor on the downside during the quarter?

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JUNE 27, 2013 / 05:30PM GMT, WOR - Q4 2013 Worthington Industries Earnings Conference Call

 John McConnell - Worthington Industries - Chairman, CEO

 It was, perhaps a little better than the previous quarter. But there was no restructuring. This was just that our partner built a new galvanizing line and they wanted to fill it up and they have. So whatever they could transfer out of Spartan, they did.

And as new orders came, if they could play it their way, they did. But now we see them starting to increase their tolling business back into the joint venture because they are full. It's really that kind of simple of a story.

 Mark Parr - KeyBanc Capital Markets - Analyst

 So, John, the impact in the May quarter was -- you said a bit less than it was in the February quarter?

 John McConnell - Worthington Industries - Chairman, CEO

 If you just look at its own run rate, yes.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay. All right. I appreciate that color. Thanks very much. And all of my other questions have been answered.

 John McConnell - Worthington Industries - Chairman, CEO

 Great. Thank you, Mark.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Good luck.

Operator

 John Tumazos, John Tumazos.

 John Tumazos - John Tumazos Very Independent Research - Analyst

 Good afternoon. I have some simple questions on the revenue. The reported revenue was $704.1 million. How much of that revenue was from the recent acquisitions? Or how would it have compared to a year ago on a same-store basis, the same businesses?

And then the JV revenue was reported at $447 million. And how did that compare to a year ago?

 Andy Rose - Worthington Industries - VP, CFO

 Well, from an acquisition standpoint we had -- let's see, Westerman was a $70 million, $75 million business. We had three quarters of Westerman and we had about 5.5 weeks of Palmer, which is a similar revenue business. So, those are the only two acquisitions that we did during the year. So you are talking probably $85 million, $80 million. That sounds probably even high.

 John McConnell - Worthington Industries - Chairman, CEO

 (inaudible).

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JUNE 27, 2013 / 05:30PM GMT, WOR - Q4 2013 Worthington Industries Earnings Conference Call

 Andy Rose - Worthington Industries - VP, CFO

 Yes. So, $70 million, $75 million total of revenue related to Westerman and Palmer.

 John Tumazos - John Tumazos Very Independent Research - Analyst

 Or about $30 million in the quarter, $10 million plus $20 million.

 Andy Rose - Worthington Industries - VP, CFO

 Yes. Maybe a little less than that. Maybe $15 million, $17 million. And then what was your second question, John?

 John Tumazos - John Tumazos Very Independent Research - Analyst

 How much was the JV revenue a year ago compared the $447 million unconsolidated revenues?

 Andy Rose - Worthington Industries - VP, CFO

 We'll get that and we will answer it.

 John Tumazos - John Tumazos Very Independent Research - Analyst

 Thank you.

 Mark Russell - Worthington Industries - President, COO

 John, if it is okay we are checking that. Let's take the next question; we will come back before the end the call on that.

Operator

 Michelle Applebaum, Steel Market Intel.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Expanding Steel Processing, so where are you doing this and why are you doing this? And isn't this the first time in like 20 years anyone has done this? So can we talk more about that?

 Mark Russell - Worthington Industries - President, COO

 It is. Yes, it is, Michelle. Those assets have been around for a long time and they do need some upgrading. They needed some upgrading anyway, and since we are out of capacity, we are going to add capacity at the same time.

So the bulk of the investments will be focused in the Cleveland operation, but there will be some in Columbus. And it will -- our intention is to bring us up to state-of-the-art in both places.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Okay, so it is a combination of refurbishing existing assets which, as part of that, you end up with 20% more capacity?

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JUNE 27, 2013 / 05:30PM GMT, WOR - Q4 2013 Worthington Industries Earnings Conference Call

 Mark Russell - Worthington Industries - President, COO

 Yes. What we will do is we'll go a little wider.

  Michelle Applebaum - Steel Market Intelligence - Analyst
 How much wider will you go?

 Mark Russell - Worthington Industries - President, COO

 That is up for debate. That is why I gave you a range for the increase.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Okay. All right. And this is the first capacity expansion on, at least north of the border in like forever, right?

 Mark Russell - Worthington Industries - President, COO

 Well, the market has been in consolidation mode, as you know, for a long time now and it is consolidated. And it is where it needs to be, and now we need to make sure we can keep up with the demand. And if the build rate gets any higher, we will need it.

 Michelle Applebaum - Steel Market Intelligence - Analyst

 Very cool; okay. That's great. It is nice to see. That's it. Thank you.

 Andy Rose - Worthington Industries - VP, CFO

 John, the answer to your question on JV net sales is the sales were up 5% from fiscal 2012 to fiscal 2013. So $427 million was the 2012 number.

 Cathy Lyttle - Worthington Industries - VP Corporate Communications, IR

 Are you still with us, John?

 John Tumazos - John Tumazos Very Independent Research - Analyst

 Thank you very much.

Operator

 (Operator Instructions). Please continue. There are no further questions.

 John McConnell - Worthington Industries - Chairman, CEO

 Well, again, thank you all for joining us today. We are off to a good start in the upcoming fiscal year and look forward to talking to you again next quarter. Thank you.

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JUNE 27, 2013 / 05:30PM GMT, WOR - Q4 2013 Worthington Industries Earnings Conference Call

Operator
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